Exhibit H

[LETTERHEAD OF MINISTRY OF ECONOMY AND FINANCE OFFICE OF THE

VICEMINISTER OF ECONOMY]

February 26, 2018

CONSENT

I, Gustavo A. Valderrama R., Vice Minister of Economy of the Republic of Panama, hereby consent to the reference to my name, in my official capacity, as the Vice Minister of Economy under the caption “Official Statements” in the Prospectus included in this Registration Statement of the Republic of Panama filed with the United States Securities and Exchange Commission.

/s/ Gustavo A. Valderrama R.
Name:	Gustavo A. Valderrama R.
Title:	Vice Minister of Economy
of the Republic of Panama